Exhibit 16.1

October 23, 2014

U.S. Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re:	Prosper Marketplace, Inc.
Prosper Funding LLC

Dear Sir or Madam:

We have read Item 4.01 of the Current Report Form 8-K of Prosper Marketplace, Inc. and Prosper Funding LLC (Report Dated October 23, 2014), and are in agreement with the statements in paragraphs 1, 2, 3, 4, and 6, concerning our Firm. We have no basis to agree or disagree with other statements of the registrant contained in the Current Report on Form 8-K.

Very truly yours,

/s/ Burr Pilger Mayer, Inc.

ACCOUNTANTS & CONSULTANTS